UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 429-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 10, 2017 (the “Refinancing Date”), SandRidge Energy, Inc. (the “Company”) refinanced its existing reserve-based revolving credit facility into a new $600.0 million credit facility with a $425.0 million borrowing base (the “Refinancing”). In order to effectuate the Refinancing, the Company entered into an amendment to the existing credit agreement (the “Existing Credit Agreement”, and as amended, the “Refinanced Credit Facility”) to reflect the following, among other things:

•	increased the principal amount of commitments thereunder to $600.0 million from $425.0 million;

•	extended the maturity date to March 31, 2020 from February 4, 2020;

•	borrowing base determinations now include the Company’s proportionately consolidated share of proved reserves held by SandRidge Mississippian Trust I, SandRidge Mississippian Trust II and SandRidge Permian Trust (collectively, the “Royalty Trusts”);

•	reduced the interest rate from a flat base rate of LIBOR plus 475 basis points to a pricing grid tied to borrowing base utilization of (A) LIBOR plus an applicable margin that varies from 300 to 400 basis points or (B) the base rate plus an applicable margin that varies from 200 to 300 basis points;

•	reduced the LIBOR floor from 1% to 0%;

•	eliminated the minimum proved developing producing reserves asset coverage ratio;

•	removed the requirement to maintain $50.0 million in a cash collateral account controlled by the Administrative Agent;

•	eliminated the holiday from borrowing base determinations and the maximum consolidated total net leverage ratio and the minimum consolidated interest coverage ratio covenants; and

•	eliminated certain negative covenants, such as the $20.0 million liquidity requirement and the limitation on capital expenditures.

The initial conforming borrowing base under the Refinanced Credit Facility is $425.0 million and the next scheduled borrowing base redetermination is scheduled for October 1, 2017, followed by scheduled semiannual borrowing base redeterminations thereafter. The Refinanced Credit Facility is secured by (i) first-priority mortgages on at least 95% of the PV-9 valuation of all proved reserves included in the most recently delivered reserve report of the Company, (ii) a first-priority perfected pledge of substantially all of the capital stock owned by each credit party and equity interests in the Royalty Trusts that are owned by a credit party and (iii) a first-priority perfected security interest in substantially all the cash, cash equivalents, deposits, securities and other similar accounts, and other tangible and intangible assets of the credit parties (including but not limited to as-extracted collateral, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property and the proceeds of the foregoing). As described above, the Refinanced Credit Facility refinanced and thereby replaced the Existing Credit Agreement.

The Refinanced Credit Facility requires the company to, commencing with the first full quarter ending after the effective date of the Refinancing, maintain (i) a maximum consolidated total net leverage ratio, measured as of the end of any fiscal quarter, of no greater than 3.50 to 1.00 and (ii) a minimum consolidated interest coverage ratio, measured as of the end of any fiscal quarter, of no less than 2.25 to 1.00. Such financial covenants are subject to customary cure rights.

The Refinanced Credit Facility contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments and other customary covenants.

The Refinanced Credit Facility includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-payment default and cross acceleration with respect to indebtedness in an aggregate principal amount of $25.0 million or more; bankruptcy; judgments involving liability of $25.0 million or more that are not paid; and ERISA events. Many events of default are subject to customary notice and cure periods.

The above description of the material terms and conditions of the Refinanced Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Refinanced Credit Facility attached as Exhibit A to the refinancing amendment, which is filed as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the execution and delivery of the Refinanced Credit Facility described in Item 1.01 above, the Company refinanced and thereby replaced the Existing Credit Agreement, effective as of February 10, 2017. The Company did not pay any prepayment penalties in connection with the refinancing of the Existing Credit Agreement. For a description of the Existing Credit Agreement, see the Company’s Current Report on Form 8-K filed on October 7, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Refinanced Credit Facility in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 13, 2017, the Company issued a press release announcing the entry into the Refinancing. A copy of this press release is included herein as Exhibit 99.1. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

On February 13, 2017, the Company notified the holders of its 0.00% convertible senior subordinated notes due 2020 (the “Notes”) issued pursuant to the indenture governing the Notes (the “Indenture”) that a mandatory conversion event had occurred as a result of the entry into the Refinancing, and that all outstanding Notes held by such holders would mandatorily convert pursuant to the terms of the Indenture (the “Mandatory Conversion”). Settlement of the Mandatory Conversion is expected to occur on or around February 15, 2017. At settlement, the remaining $263.7 million principal amount of outstanding Notes will convert into approximately 14.1 million shares of the Company’s common stock. The Company expects to issue the shares of its common stock to holders of the Notes in reliance on the exemption from registration provided by Section 1145(a)(1) of Chapter 11 of Title 11 of the United States Code. For a description of the Notes, see the Company’s Current Report on Form 8-K filed on October 7, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Refinancing Amendment to the Existing Credit Agreement, dated February 10, 2017 by and among the Company, as borrower, Royal Bank of Canada, as administrative agent and letter of credit issuer, and the other lenders party thereto.

99.1	Press release issued by SandRidge Energy, Inc. dated as of February 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Date: February 13, 2017	By:	/s/ Philip T. Warman
	Name:	Philip T. Warman
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Refinancing Amendment to the Existing Credit Agreement, dated February 10, 2017 by and among the Company, as borrower, Royal Bank of Canada, as administrative agent and letter of credit issuer, and the other lenders party thereto.

99.1	Press release issued by SandRidge Energy, Inc. dated as of February 13, 2017.

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